SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               Form 8-K

                            CURRENT REPORT


Pursuant to Sections 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported) April 10, 1998



                        AYDIN CORPORATION
      (Exact name of registrant as specified in its charter)


  DELAWARE                   1-7203         23-1686808
(State or other          (Commission       (IRS Employer
jurisdiction of          File Number)      Identification No.)
  incorporation)

         700 Dresher Road, Horsham, PA              19044
    (Address of principal executive offices)        (Zip Code)

                          (215) 657-7510
         (Registrant's telephone number, including area code)

Item 5.   OTHER EVENTS

     Reference is made to Part I, Item 3 - Legal Proceedings in Registrant s Annual Report on Form 10-K for the year ended December 31, 1997, describing the arbitration claims and counterclaims involving the Registrant and a subcontractor (Loral Defense Systems - Eagan, now Lockheed Martin Tactical Systems, Inc.) on the TMRC program with the Government of Turkey.

     On April 10, 1998, the arbitration panel in the binding arbitration proceeding awarded Lockheed Martin $17,161,897.
The award is to be paid by the Registrant within 45 days, after which time interest will accrue on any unpaid balance. It is expected that the award will be reflected in the Registrant s results of operations for the first quarter of 1998 which will result in a substantial loss for that quarter. However, even after this charge, it is anticipated that the Registrant will have a book value in excess of $70 million.

     The Registrant is exploring its strategic alternatives for generating the funds to pay the award. These alternatives include, among others, obtaining additional debt and/or equity financing, and the acceleration of the sale of business lines the Registrant had previously determined on a preliminary basis are not strategic core businesses for the Registrant s strategy for the future.

                              SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AYDIN CORPORATION


Dated: April 22, 1998              By: /s/ Robert A. Clancy
                                       Robert A. Clancy
                                          Secretary